UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2016

Kaanapali Land, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	#0-50273 (Commission File Number)	01-0731997 (IRS Employer Identification No.)

900 N. Michigan Ave., Chicago, Illinois 60611

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 312-915-1987

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On January 7, 2016, KLC Holding Corp. (“KLC”) and various of its subsidiaries (“KLC Subsidiaries”) entered into a sales agreement (“KLC Sales Agreement”) with an unrelated third party for the sale of substantially all of the remaining real property and related assets of the Registrant on the island of Maui, along with the stock and membership interests of certain KLC Subsidiaries (the “KLC Sales Property”). The KLC Sales Agreement called for a scheduled sales price for the KLC Sales Property of approximately $95 million, before costs of sale, as adjusted for certain revenues and expenditures of the KLC Subsidiaries.

By virtue of the buyer’s failure to deliver its “Acceptance Notice” prior to the expiration of the “Due Diligence Period” in accordance with the terms of the KLC Sales Agreement, the KLC Sales Agreement terminated. On July 8, 2016, the buyer requested the release by the escrow agent of its deposit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Kaanapali Land, LLC

July 11, 2016	By:	/s/ Gailen J. Hull
Gailen J. Hull
Chief Financial Officer

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